EXHIBIT 31.2

CERTIFICATION

I, Stewart F.B. Baker, certify that:

1.         I have reviewed this quarterly report on Form 10-Q/A of Inspired Entertainment, Inc.;

2.         Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 3, 2017

/s/ Stewart F.B. Baker
Stewart F.B. Baker
Chief Financial Officer
(Principal Financial and Accounting Officer)